                                                           Exhibit 10.32



                                 Office Lease

                                   between

                           Place Renaissance, Ltd.

                                     and

                       Conley, Canitano & Assoc., Inc.




This Instrument Prepared by:

MAYS, KARBERG & WACHTER
Suite 250, Corporate Circle
30100 Chagrin Boulevard
Cleveland, Ohio 44124-5705
(216) 464-3030
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    8.2   Alterations and Improvements..............................         9
    8.3   Fixtures and Personal Property............................         9

SECTION 9: USE......................................................         9
    9.1   Permitted Use.............................................         9
    9.2   Prohibited Uses...........................................         9

SECTION 10:  COMMON AREAS...........................................        10
    10.1  Access to Common Areas ...................................        10
    10.2  Noninterference...........................................        10

SECTION 11:  DAMAGE AND DESTRUCTION.................................        10
    11.1  Definitions...............................................        10
          11.1.1 Partial Destruction Defined........................        10
          11.1.2 Total Destruction Defined..........................        10
    11.2  Partial Destruction.......................................        11
    11.3  Total Destruction.........................................        11
          11.3.1 Prior to Last Year of Term.........................        11
          11.3.2 Within the Last Year of Term.......................        11

SECTION 12: APPROPRIATION AND CONDEMNATION..........................        12
    12.1  Appropriation Proceedings Defined.........................        12
    12.2  Lease Terminated..........................................        12

SECTION 13: ADDITIONAL COVENANTS AND REPRESENTATIONS
    13.1  Tenant's Additional Covenants and Representations.........        12
          13.1.1 Assignment and Subletting..........................        12
          13.1.2 Cessation of Services..............................        13
          13.1.3 Compliance With Law................................        13
          13.1.4 Encumbrances, Liens and Mortgages..................        13
          13.1.5 Landlord's Liability...............................        13
          13.1.6 Right of Entry.....................................        14
          13.1.7 Subordination, Nondisturbance and Attornment.......        14
    13.2  Landlord's Additional Covenants and Representations.......        15
          13.2.1 Landlord's Title...................................        15
          13.2.2 Quiet Enjoyment....................................        15
          13.2.3 Underground Parking................................        15
          13.2.4 Building Name......................................        15
          13.2.5 Tenant's Exclusive Use.............................        16

SECTION 14: DEFAULT.................................................        16
    14.1  Conditions of Default.....................................        16
          14.1.1 Monetary Default...................................        16
          14.1.2 Nonmonetary Default................................        16
          14.1.3 Solvency...........................................        17
    14.2  Remedies for Default......................................        17




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SECTION 15: SURRENDER..........................................            17
     15.1   Repossess Premises.................................            17
     15.2   Tenant's Property..................................            17

SECTION 16: UNAVOIDABLE DELAYS.................................            18
     16.1   Extraordinary Conditions...........................            18
     16.2   Excused Nonperformance.............................            18

SECTION 17: MISCELLANEOUS......................................            18
     17.1   Additional Acts....................................            18
     17.2   Attorney's Fees....................................            18
     17.3   Authority of Parties...............................            19
     17.4   Commissions........................................            19
     17.5   Construction of Terms..............................            19
     17.6   Governing Law and Severability.....................            19
     17.7   Environmental Matters..............................            19
     17.9   Notices............................................            20
     17.10  Recording..........................................            21
     17.11  Rules..............................................            21
     17.12  Signs..............................................            21
     17.13  Successors and Assigns.............................            21
     17.14  Waiver.............................................            21


EXHIBITS:

A - Office Building
B - Premises
C - Operating Costs
D - Landlord's Maintenance Obligations
E - Utilities
F - Tenant Improvements




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        This OFFICE LEASE BETWEEN PLACE RENAISSANCE, LTD., AND CONLEY,
CANITANO & ASSOC., INC., (hereinafter referred to as the "LEASE") is made and entered into as of January 3, 1997, by and between:

                           PLACE RENAISSANCE, LTD.
                      a limited liability company formed
                  pursuant to the laws of the State of Ohio
             (hereinafter collectively referred to as "LANDLORD")

                                     and

                       CONLEY, CANITANO & ASSOC., INC.
                     a profit corporation formed pursuant
                       to the laws of the State of Ohio
                    (hereinafter referred to as "TENANT")

with respect to the following facts and circumstances:

        LANDLORD has the right to acquire a certain parcel of real property located in the City of Mayfield Heights, County of Cuyahoga and State of Ohio (hereinafter referred to as the "LANDLORD'S PROPERTY"); and

        a 3-story office building is to be constructed upon LANDLORD'S PROPERTY, together with various other structures and improvements (all of which are hereinafter collectively referred to as the "OFFICE BUILDING") which OFFICE BUILDING is more fully described in "EXHIBIT A", attached hereto and made a part hereof; and

        the LANDLORD and TENANT have agreed that a portion of the OFFICE BUILDING shall be leased by the LANDLORD to the TENANT for the purposes and upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, the parties hereto, intending to be legally bound, do, for and in consideration of the mutual agreements, covenants and promises hereinafter set forth, hereby mutually agree as follows:

SECTION 1. PREMISES

1.1 Office Space:

For and in consideration of the rents, covenants and agreements herein contained, the LANDLORD does hereby demise and lease to the TENANT and the TENANT does hereby lease and hire from the LANDLORD, for the purposes hereinafter set forth, a portion of the OFFICE BUILDING, being all of the second and third floors thereof,

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which portion contains approximately 17,235 square feet of space (which leased area is hereinafter referred to as the "PREMISES") which PREMISES is more fully described in "EXHIBIT B", attached hereto and made a part hereof, the exact size of which shall be determined upon delivery of exclusive possession and certified to in writing, which writing shall be signed by LANDLORD and TENANT.

1.2 Improvements:

The terms "PREMISES" as defined in Section 1.1 above, shall not be deemed to include any contents, furniture, fixtures, goods and other personal property located or placed therein by the TENANT.

SECTION 2: TERM

2.1 Commencement Date:

This LEASE shall be effective upon its date of execution, but its term shall not commence until 2 weeks after the date on which LANDLORD has substantially completed the Improvements referred to in Section 8.1 below (hereinafter referred to as the "COMMENCEMENT DATE").

2.2 Original Term:

The term of this LEASE shall begin on the COMMENCEMENT DATE and shall continue for a period of 60 months, plus the period of time, if any, subsequent to the COMMENCEMENT DATE but prior to the first day of the next full calendar month, if such COMMENCEMENT DATE is not the first day of a calendar month (hereinafter referred to as the "ORIGINAL TERM").

2.3 Renewal Term:

Provided that TENANT is not in default of this LEASE, TENANT shall have the right to extend the term of this LEASE for 3 successive periods of 60 months each by providing the LANDLORD with written notice of such election not less than 6 months prior to the expiration of the then current term (each of which renewal periods is hereinafter referred to as a "RENEWAL TERM" and all of which are hereinafter collectively referred to as "RENEWAL TERMS"). Each such RENEWAL TERM shall commence upon the expiration of the immediately preceding term.

2.4 Holding Over:

Should TENANT continue in possession of the PREMISES subsequent to the termination of this LEASE, such holding over shall be considered an extension of this LEASE for a period of one (1) month and so on from month to month until terminated by either party hereto. All other terms and conditions of this LEASE shall be in full force and effect during any such holding over period, except the monthly rent payable during any

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such holding over period shall be double the monthly rent payable for the last month of the term immediately preceding the holding over period.

SECTION 3: RENT

3.1 Base Rent:

TENANT hereby covenants and agrees to pay to the LANDLORD, as rent for the PREMISES during the ORIGINAL TERM hereof, an amount of money equal to $14.65 per square foot per year for each square foot of space contained in the PREMISES (hereinafter referred to as the "BASE RENT"). The parties acknowledge that the amount of the BASE RENT was determined in part by the expected total cost of construction of the OFFICE BUILDING, which the parties presently anticipate will be approximately $3,410,825, inclusive of all land acquisition costs; costs of materials, labor and improvements; and financing costs during construction. In the event the actual total cost of construction is less than $3,410,825, the BASE RENT will be reduced by 4.4 cents per square foot per year for each $10,000 of difference between the actual cost of construction and the projected cost of $3,410,825, but now below $14 per square foot. The exact amount of the BASE RENT will be determined on or before the COMMENCEMENT DATE by measuring the actual dimensions of the PREMISES and the actual total cost of construction of the OFFICE BUILDING. The BASE RENT will be paid in equal monthly installments, without setoff or deduction, on the first day of each month during the ORIGINAL TERM and any RENEWAL TERM, beginning on the COMMENCEMENT DATE, prorated on a per diem basis for partial months.

3.2 Increases in Base Rent:

The phrase "RENT ADJUSTMENT DATE" wherever used in this LEASE means the first anniversary of the COMMENCEMENT DATE, if such date is the first day of a calendar month, or the first day of the next full calendar month immediately following the month in which the first anniversary of the COMMENCEMENT DATE occurs if such date is not the first day of a calendar month. Commencing with the first RENT ADJUSTMENT DATE and on each anniversary thereof, the BASE RENT shall be increased in proportion to the percentage increase in the Consumer Price INDEX for all urban consumers ("CPIU") presently published monthly by the Bureau of Labor Statistics of the United States Department of Labor
(hereinafter referred to as the "INDEX") or such other price index as the United States government may hereafter use in lieu of the aforementioned INDEX. The aforementioned percentage increase in the INDEX shall be derived from a ratio having as its denominator the INDEX for the month of previous year's RENT ADJUSTMENT DATE and a numerator equal to the INDEX for the month of the current year's RENT ADJUSTMENT DATE. In no event, however, will any annual adjustment to the BASE RENT result in a reduction, nor an increase of more than 2%.

3.3 Additional Rent:

TENANT hereby acknowledges and agrees that LANDLORD shall incur various charges, costs and expenses in conjunction with the operation and maintenance of LANDLORD'S PROPERTY, particularly the OFFICE BUILDING, pursuant to this LEASE (which
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charges, costs and expenses are hereinafter collectively referred to as
"OPERATING COSTS") which OPERATING COSTS are more fully described in "EXHIBIT C", attached hereto and made a part hereof. TENANT hereby agrees that it shall pay to LANDLORD, in addition to the rent hereinabove referred to, a portion of such OPERATING COSTS, which portion shall be determined by a ratio having as its numerator the total number of square feet contained in the PREMISES and as its denominator, the total number of square feet contained in the OFFICE BUILDING (which ratio is hereinafter referred to as "TENANT'S PRO RATA SHARE"). LANDLORD and TENANT hereby mutually acknowledge and agree that, as of the date of execution of this LEASE, TENANT'S PRO RATA SHARE is 66 2/3%, the exact amount of which shall be determined upon delivery of exclusive possession and certified to in writing, which writing shall be signed by LANDLORD and TENANT. Further, LANDLORD shall have the right to make a good faith estimate as to the OPERATING COSTS which LANDLORD reasonably expects to incur within any calendar year and provide TENANT with written notification of such estimate (as well as reasonable detail concerning its calculation) and TENANT shall pay to LANDLORD one-twelfth (1/12) of such annual estimate, together with TENANT'S rent, without further notice or demand, based upon LANDLORD'S most recent notice of TENANT'S PRO RATA SHARE of the OPERATING COSTS. LANDLORD'S preliminary estimate of such OPERATING COSTS is $6.20 per square foot. LANDLORD shall, within three
(3) months after the close of each calendar year, provide TENANT with an itemized statement setting forth the actual OPERATING COSTS incurred by the LANDLORD during said calendar year, as well as TENANT'S PRO RATA SHARE thereof. Should the total of the TENANT'S estimated monthly payments actually made for such year be less than TENANT'S PRO RATA SHARE, TENANT shall pay to LANDLORD the full amount of any such deficiency within one (1) month after the date of receipt of LANDLORD'S itemized statement. Should the total of TENANT'S estimated monthly payments actually made be greater than the TENANT'S PRO RATA SHARE of the increase in such OPERATING COSTS, TENANT shall be entitled to a credit for the full amount of any such excess, which credit shall be set off against estimated monthly payments to be made in the future, unless the term of this LEASE has expired, in which case, such credit shall be paid to TENANT at the time of rendering the itemized statement. LANDLORD shall keep books and records reflecting actual Operating Expenses as calculated in accordance with generally accepted accounting principles consistently applied. TENANT shall have the right, exercisable within one (1) month after receipt of LANDLORD'S annual itemized statement, upon giving two (2) days prior written notice, at any time during normal business hours, to audit, with accountants selected by TENANT, LANDLORD'S books and records relating to OPERATING COSTS for the time period covered in such statement. Any excess charge discovered as a result of such audit shall be credited against future monthly installments of annual estimates, unless the then term of this LEASE shall have expired, in which event, the full amount of such excess shall be immediately paid to tenant.

3.4 Time and Method of Payment:

Except where herein otherwise specifically provided, all rent and other charges, payable pursuant to this LEASE are payable on the first day of each and every calendar month during the ORIGINAL TERM or any RENEWAL TERM hereof, at LANDLORD'S

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business address or at such other place as LANDLORD may from time to time designate. LANDLORD shall have the right to demand and receive rent payments, as well as any other sums of money payable to LANDLORD by TENANT pursuant to this LEASE, in the form of legal tender of the United States of America; provided, however, that unless LANDLORD so elects, TENANT shall have the right to pay all such sums by means of TENANT'S check, payable to the order of LANDLORD or such other party as LANDLORD may from time to time designate.

3.5 Late Payments:

All rent and other charges payable pursuant to this LEASE which are not paid when due shall bear interest at the rate of one and one-half percent (1-1/2%) per month and such interest shall be prorated on a daily basis and payable from the day of default up to and including the day of payment.

SECTION 4: INSURANCE

4.1 Tenant's Required Insurance Coverages:

TENANT shall, at TENANT'S sole cost and expense, maintain and keep in full force and effect during the ORIGINAL TERM or any RENEWAL TERM hereof, the following forms of insurance in accordance with the terms and conditions hereinafter set forth:

    4.1.1 Public Liability Coverage:

    public liability insurance coverage in amounts not less than $1,000,000 with respect to the injury or death of one (1) person and $1,000,000 with respect to any one (1) accident or occurrence, and coverage in an amount not less than $500,000 per accident or occurrence with respect to property damage. The insurance policies referred to in this Section 4.1.1 shall each name LANDLORD as an additional named insured; and

    4.1.2 Personal Property Coverage:

    insurance which provides coverage for any damage of destruction to TENANT'S personal property, contents, goods, furniture and fixtures maintained on or about the PREMISES in an amount not less than eighty percent (80%) of the fair market value of such personal property, contents, goods, furniture and fixtures.

4.2 Insurance Certificates and Policy Provisions:

TENANT shall provide LANDLORD with certificates of the insurance required pursuant to Section 4.1 above, on or before the COMMENCEMENT DATE of the ORIGINAL TERM and upon any and all renewals of such insurance policies. Each such policy of insurance shall provide, by means of an appropriate endorsement, that it shall not be cancelled without at lease one (1) month's prior written notice to LANDLORD.



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
4.3 Landlord's Insurance Obligations:

LANDLORD shall have the obligation to maintain and keep in full force and effect during the ORIGINAL TERM or any renewal term hereof, the following forms of insurance in accordance with the terms and conditions hereinafter set forth.

    4.3.1 Fire and Extended Coverage:

    fire and extended coverage insurance which affords protection against casualty to the OFFICE BUILDING and any other improvements located upon LANDLORD'S PROPERTY in an amount not less than the full insurable value thereof, exclusive of foundations, excavations and similar items not subject to exposure; and

    4.3.2 Rental Income Coverage:

    rental income insurance which affords protection against the loss of rent and other sums of money payable by TENANT to LANDLORD pursuant to this LEASE, which coverage shall be in an amount not less than the total of all such sums which the TENANT would reasonably expect to pay to the LANDLORD during any twelve (12) month period; and

    4.3.3 Public Liability Coverage:

    public liability insurance which provides coverage with respect to the injury or death of persons, as well as damage or destruction to property, which insurance policies shall have such limits or liability as LANDLORD shall deem reasonably necessary.

4.4 Tenant's Obligation to Reimburse:

TENANT hereby acknowledges and agrees that all insurance costs incurred by LANDLORD pursuant to this Section 4 shall be deemed to be OPERATING COSTS and that TENANT shall pay TENANT'S PRO RATA SHARE thereof in accordance with the terms and conditions set forth in this LEASE. Should TENANT store or maintain any materials or equipment, or do or permit any acts to be done which result in an increase in the rate or premium of any insurance coverage required to be provided by LANDLORD pursuant to this LEASE, TENANT shall immediately reimburse LANDLORD for the full amount of any such increase.

4.5 Mutual Waiver of Liability:

LANDLORD and TENANT each hereby waive against the other, to the extent of any recovery under a policy of insurance, its respective right of recovery for any personal injury or for any and all loss to its property, real or personal, which may be damaged or destroyed by any hazard or peril whatsoever.


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
4.6 Mutual Waiver of Subrogation:

LANDLORD and TENANT each hereby grant to the other, for and on behalf of any insurance company providing any insurance coverage hereinabove required, a waiver of any right of subrogation which any such insurance company may acquire against the other party hereto by virtue of any loss sustained by such insurance company.

SECTION 5: MAINTENANCE

5.1 Landlord's Maintenance Obligations:

LANDLORD shall provide or cause to be provided, for and on behalf of TENANT, those maintenance and service functions specified in "EXHIBIT D", attached hereto and made a part hereof. Further, LANDLORD shall maintain and make all necessary structural repairs and replacements to the OFFICE BUILDING and all other improvements, as well as the grounds and parking lot appurtenant thereto, and located upon LANDLORD'S PROPERTY, provided that LANDLORD shall have received actual notice that such repairs or replacements are necessary. TENANT hereby acknowledges and agrees that all charges, costs and expenses incurred by LANDLORD in conjunction LANDLORD'S performance of its obligations required pursuant to this Section 5 shall be deemed to be OPERATING COSTS and that TENANT shall pay TENANT'S PRO RATA SHARE thereof in accordance with the terms and conditions set forth in this LEASE.

5.2 Tenant's Maintenance Obligations:

TENANT shall, at TENANT'S sole cost and expense, maintain the PREMISES and all improvements located therein in the same condition in which they were received or originally constructed, reasonable wear and tear, depreciation, damage and loss from the elements, loss covered by insurance and other occurrences beyond the reasonable control of the TENANT excepted. Further, TENANT shall maintain the PREMISES and all other improvements located therein in a clean and sanitary condition in accordance with all applicable federal, state, county and city health, safety and sanitation laws, ordinances, regulations and rules and as directed by the proper public officials during the ORIGINAL TERM or any RENEWAL TERM hereof.

SECTION 6: TAXES

6.1 Real Estate Taxes:

LANDLORD hereby agrees to pay all real estate taxes and/or assessments (or any other governmental charges or impositions made in lieu thereof) which are due and payable during the ORIGINAL TERM or any RENEWAL TERM hereof, and which are levied, assessed or imposed upon the LANDLORD'S PROPERTY and/or any improvements located thereon (hereinafter referred to as "TAXES"). TENANT hereby acknowledges and agrees that all TAXES shall be deemed to be OPERATING COSTS and that TENANT



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shall pay TENANT'S PRO RATA SHARE thereof in accordance with the terms and conditions set forth in this LEASE.

6.2 Other Taxes:

TENANT shall pay, prior to delinquency, all taxes, assessments, license fees, and other public charges levied, assessed or imposed or which became payable during the ORIGINAL TERM or any RENEWAL TERM hereof, with respect to any trade fixtures, furnishings, equipment and all other personal property of TENANT installed or located on the PREMISES.

SECTION 7: UTILITIES

7.1 Tenant's Submetered Utilities:

LANDLORD shall cause those utilities more fully described in "EXHIBIT E", attached hereto and made a part hereof, to be delivered to the PREMISES, separately submetered and the account to be maintained in TENANT'S name so that the providing utility may issue its bills therefor directly to TENANT for TENANT'S consumption thereof. TENANT shall pay, prior to delinquency, all charges for any such utilities used by TENANT in occupying the PREMISES.

7.2 Common Utilities:

TENANT hereby acknowledges and agrees that, any utilities used by TENANT which are not submetered as set forth in Section 7.1 above, together with TENANT'S PRO RATA SHARE of any and all utilities charges incurred by LANDLORD with respect to the maintenance, management and operation of LANDLORD'S PROPERTY, the OFFICE BUILDING and any and all other improvements located upon LANDLORD'S PROPERTY, shall be billed to TENANT by LANDLORD and TENANT shall pay TENANT'S PRO RATA SHARE thereof within one (1) month after receipt of LANDLORD'S statement therefor.

SECTION 8: CONSTRUCTION AND ALTERATION OF IMPROVEMENTS, ETC.

8.1 Landlord's Leasehold Improvements:

LANDLORD shall cause to be made or constructed such improvements to the PREMISES as are more fully described in "EXHIBIT F", a copy of which is attached hereto and made a part hereof (hereinafter referred to as the "TENANT IMPROVEMENTS"). LANDLORD agrees to use its best efforts to cause the completion of all of said TENANT IMPROVEMENTS prior to November 1, 1997, and TENANT agrees that any TENANT IMPROVEMENTS which are not then completed and the completion of which will not unreasonably interfere with TENANT'S use or occupancy of the PREMISES will not delay TENANT'S obligation to pay rent pursuant to this LEASE.


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
8.2 Alterations and Improvements:

TENANT shall not make any alterations or improvements to the PREMISES without the prior written consent of the LANDLORD, which consent may, in the LANDLORD'S sole and absolute discretion, be withheld. Further, TENANT shall not make any structural alterations, modifications or improvements, nor install any equipment, fixtures or other personal property, with or without the LANDLORD'S consent, which shall impair the structural soundness of the PREMISES or the OFFICE BUILDING.

8.3 Fixtures and Personal Property:

TENANT may, at TENANT'S sole cost and expense, install within the PREMISES such contents, equipment, fixtures, furniture, goods and other personal property as TENANT deems necessary for the conduct of TENANT'S business. LANDLORD hereby agrees that any contents, equipment, fixtures, furniture, goods and other personal property owned or leased by TENANT are the personal property of TENANT and may be removed by TENANT on or before the expiration date of this LEASE, at TENANT'S sole cost and expense, provided that such removal does not impair or damage the PREMISES or the OFFICE BUILDING, unless TENANT shall immediately repair and restore, at TENANT'S sole cost and expense, any impairment or damage resulting from such removal.

SECTION 9: USE

9.1 Permitted Use:

The PREMISES and all improvements located thereon shall be used primarily for general office purposes in conjunction with the conduct of TENANT'S business, presently providing computer software consulting services (hereinafter referred to as "TENANT'S USE") in the normal course of business and in accordance with the terms and conditions set forth in this LEASE and for no other purpose or use whatsoever without the prior written consent of LANDLORD, which consent may not be unreasonably withheld or delayed.

9.2 Prohibited Uses:

TENANT shall not use or occupy, or permit the use or occupancy of the PREMISES, in any unlawful manner or for any illegal purpose or in such manner as might constitute a nuisance or violate the terms and conditions of this LEASE or of any certificate of occupancy applicable to the PREMISES or for any purpose or in any manner liable to cause structural injury to the PREMISES or OFFICE BUILDING. TENANT shall not use or occupy or permit the use or occupancy of the PREMISES or any improvements located thereon for other than purposes of a nature and to an extent permitted by the codes, laws, ordinances, regulations and rules of all applicable governmental authorities.


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
SECTION 10:  COMMON AREAS

10.1  Access to Common Areas:

The TENANT, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors and others, shall have the right to use all driveways, hallways, general surface parking areas, sidewalks and other common areas and facilities on or about LANDLORD'S PROPERTY, jointly with other tenants.

10.2  Noninterference:

Neither TENANT nor its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors or others, shall use any of the aforementioned common areas and facilities in a manner which obstructs or interferes with a reasonable use thereof by others, and TENANT shall cooperate with LANDLORD and LANDLORD'S agents in seeking to preclude anyone from using said common areas or facilities in an obstructing or interfering manner.

SECTION 11:  DAMAGE AND DESTRUCTION

11.1  Definitions:

The following definitions apply with respect to this Section 11 entitled "Damage and Destruction".

     11.1.1  Partial Destruction Defined:

     The term "PARTIAL DESTRUCTION" wherever used herein shall be deemed to mean the occurrence of an event which results in a portion of the PREMISES and/or other improvements located in the PREMISES being damaged or destroyed to an extent that TENANT remains able to conduct some, though perhaps not all, of the business on the PREMISES which TENANT conducted immediately prior to the occurrence of such PARTIAL DESTRUCTION.

     11.1.2  Total Destruction Defined:

     The term "TOTAL DESTRUCTION" wherever used herein shall be deemed to mean the occurrence of an event which results in the damage and destruction to all or a portion of the PREMISES and/or other improvements located in the PREMISES such that TENANT is no longer able to conduct any of the business on the PREMISES which TENANT conducted immediately prior to the occurrence of such TOTAL DESTRUCTION.



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11.2  Partial Destruction:

In the event of a PARTIAL DESTRUCTION, TENANT shall immediately notify LANDLORD of the occurrence thereof and LANDLORD shall proceed with all due diligence to repair and restore the damaged portion of the PREMISES and/or other improvements located in the PREMISES which were originally constructed or installed by LANDLORD to their same condition as it existed immediately prior to the occurrence of such event of PARTIAL DESTRUCTION; provided, however, that LANDLORD shall have received sufficient insurance proceeds with which to do so. All terms and conditions of this LEASE shall remain in full force and effect, except that the rent which TENANT is required to pay pursuant to Section 3 above shall be equitably abated in proportion to the damaged proportion of the PREMISES which is unfit for TENANT'S use and occupancy during the period of such repair and reconstruction.

11.3  Total Destruction:

In the event of a TOTAL DESTRUCTION, the following provisions shall apply.

     11.3.1  Prior to Last Year of Term:

     Upon the occurrence of an event of TOTAL DESTRUCTION at a time when there remains one (1) or more years on the then unexpired term of this LEASE, LANDLORD shall proceed with all due diligence to repair and restore the damaged portion of the PREMISES and/or other improvements located in the PREMISES which were originally constructed or installed by LANDLORD to their same condition as it existed immediately prior to the occurrence of such event of TOTAL DESTRUCTION; provided, however, that LANDLORD shall have received sufficient insurance proceeds with which to do so. This LEASE shall remain in full force and effect except that the then unexpired term of this LEASE shall be extended for the period of time equal to that which is necessary to complete such repair and reconstruction and the rent which TENANT is otherwise required to pay pursuant to Sections 3.1, 3.2 or
     3.3 above, shall be totally abated during such repair and reconstruction period. Upon the completion of such repair and reconstruction, TENANT'S obligation to pay rent shall resume for the duration of the then unexpired term of this LEASE.

     11.3.2  Within the Last Year of Term:

     Upon the occurrence of an event of TOTAL DESTRUCTION within the last one
     (1) year of the then unexpired term of this LEASE and unless TENANT exercises an option to extend the ORIGINAL TERM of this LEASE, either LANDLORD or TENANT shall have the right to terminate this LEASE by providing the other party with written notice of such election within one (1) month after the date of occurrence of an event of TOTAL DESTRUCTION. Should this LEASE not be so terminated, such event of TOTAL DESTRUCTION shall be treated as though it had occurred prior to the last year of the then unexpired term of this LEASE and the terms and conditions set forth in Section 11.3.1 above shall apply.

SECTION 12:  APPROPRIATION AND CONDEMNATION

12.1  Appropriation Proceedings Defined:

The term "APPROPRIATION PROCEEDINGS" wherever used herein shall be deemed to mean that all or any part of LANDLORD'S PROPERTY is made subject to any proceeding by public authority or any other body vested with the power of eminent domain, or in any way made subject to acquisition for public or quasi-public purposes or uses, by appropriation, condemnation, the exercise of the power of eminent domain, or otherwise or that a portion of LANDLORD'S PROPERTY be made the subject thereof and which would result in an adverse material effect upon the rights of TENANT under this LEASE.

12.2  Lease Terminated:

In the event of the institution of APPROPRIATION PROCEEDINGS, this LEASE shall terminate as of the date of the actual taking by the condemning authorities. The compensation award for any taking, whether for the whole or a portion of the PREMISES, shall be the sole property of LANDLORD, whether such compensation is awarded for diminution in the value or loss of the fee, or otherwise, and TENANT hereby assigns to LANDLORD all of TENANT'S rights and title to and interest in any such compensation award; provided, however, the TENANT shall be entitled to pursue a separate action against the appropriating authority for: the unamortized portion of any leasehold improvements installed by TENANT in the PREMISES; the cost of removal of any leasehold improvements, fixtures and other improvements installed by or at the expense of TENANT; TENANT'S relocation expenses; and any separate award made by the appropriating authority directly to TENANT, provided it does not reduce the award to LANDLORD.

SECTION 13:  ADDITIONAL COVENANTS AND REPRESENTATIONS

13.1  Tenant's Additional Covenants and Representations:

The following covenants and representations are made by TENANT for the benefit of LANDLORD.

     13.1.1  Assignment and Subletting;

     TENANT agrees not to assign this LEASE, or any interest therein, and not to sublet the PREMISES, or any part thereof, without first obtaining the written consent of LANDLORD, which consent shall not be unreasonably withheld or delayed. The consent of the LANDLORD with respect to any of the foregoing events must be obtained in each and every instance thereof. TENANT shall, in the event of any assignment or subletting, permitted or otherwise, remain liable as TENANT under this LEASE for the full performance of all of the agreements, conditions, covenants and terms herein contained, especially the payment of rent and other sums due pursuant to this LEASE, which must, unless the LANDLORD otherwise elects in writing, be made directly to LANDLORD by TENANT, notwithstanding any assignment or subletting.

     13.1.2  Cessation of Services:

     TENANT hereby agrees that LANDLORD shall not be liable to anyone for cessation of any of the services the LANDLORD is required to provide under this LEASE for any reason beyond the reasonable control of LANDLORD, including, but not limited to, public utility services, heating, ventilating and/or air conditioning, office cleaning, inability to obtain fuel, electricity, service or supplies from the sources from which they are usually obtained, or failures in the equipment used to provide such services. Any such interruption of any of the above services shall never be deemed an eviction or disturbance of the TENANT'S use or occupancy of the PREMISES or any part thereof, or render the LANDLORD liable to the TENANT for damages, or relieve the TENANT from performance of the TENANT'S obligations under this LEASE, unless such interruption is caused by LANDLORD. However, LANDLORD shall promptly take the necessary steps to terminate such interruptions as expeditiously as possible under the circumstances.

     13.1.3  Compliance With Law:

     TENANT shall, at its sole cost and expense, but subject to its right to contest the validity thereof, promptly comply with the requirements of every applicable statute, law, ordinance, fire regulation, and with every applicable lawful regulation and order concerning the condition and maintenance of the PREMISES to the extent that TENANT is obligated to repair and maintain the same and with respect to the TENANT'S use or occupancy of the PREMISES.

     13.1.4  Encumbrances, Liens and Mortgages:

     TENANT hereby agrees that TENANT shall not alienate, assign, encumber, hypothecate, mortgage, pledge or otherwise permit any liens to attach to the PREMISES, the OFFICE BUILDING and/or LANDLORD'S PROPERTY without the prior written consent of the LANDLORD, which consent may, in the sole and absolute discretion of the LANDLORD, be withheld. Further, TENANT hereby covenants and agrees to promptly pay when due all claims for labor and/or materials furnished in connection with TENANT'S maintenance, occupancy and use of the PREMISES and TENANT shall not permit or suffer any liens or encumbrances to attach thereto and shall indemnify, defend and save LANDLORD harmless from and against any and all actions, causes of action, claims, damages, expenses, judgments, liabilities and losses whatsoever (including LANDLORD'S attorney's fees) resulting therefrom.

     13.1.5  Landlord's Liability:

     All trade fixtures, equipment, inventory and all other personal property belonging to TENANT, its agents, assigns, customers, designees, employees, guests, invitees, licenses, representatives, servants, successors, tenants, visitors and others, located in or about the PREMISES, shall be at the sole risk of TENANT, and LANDLORD shall not be liable for theft or misappropriation thereof, nor for any damage or injury thereto, nor for any damage or injury to TENANT, its agents, assigns, customers, designees, employees, guests, invitees, licensees, representatives, servants, successors, tenants, visitors and others, or to other persons; nor shall LANDLORD be liable for any damage or injury to any property or person as a result of fire, explosion, wind, snow, frost, steam, gas, electricity, any acts of God, heat or cold, dampness, falling plaster and/or ceilings, sewers or sewage odors, noise, leaks from any part of the building or by the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of any tenant or any person. Anything in this LEASE to the contrary notwithstanding, the maximum liability which the TENANT or any party claiming by, through or under TENANT, may impose upon the LANDLORD by reason of any agreement, condition, covenant, provision or term contained in this LEASE or any other document executed in connection herewith or any exhibits attached hereto, shall be limited to the interest of the LANDLORD in and to the PREMISES and, except to the extent of such interest, no party shall institute any action, claim, demand or suit at law or in equity against the LANDLORD, its agents, employees or representatives.

     13.1.6  Right of Entry:

     LANDLORD, its agents, employees, and subcontractors shall have the right to enter upon the PREMISES at all reasonable hours for the purpose of inspecting and/or making any repairs thereto. No such entrance shall be deemed or held to be an ejectment, eviction, or dispossession, actual or constructive, of TENANT, and LANDLORD shall incur no liability by reason thereof.

     13.1.7  Subordination, Nondisturbance and Attornment:

     TENANT hereby agrees that LANDLORD shall have the right at any time, and from time to time, to create any mortgage(s) or security interest(s) in favor of any person(s) or entity(ies) for any reasons whatsoever, which mortgage(s) or security interest(s) shall be wholly superior to the rights of the TENANT pursuant to this LEASE. TENANT hereby agrees that it shall, upon demand, execute any and all documents or instruments deemed necessary or advisable by LANDLORD for the purpose of subjecting or subordinating this LEASE and all rights conferred upon TENANT pursuant to this LEASE to any such mortgage(s) or security interest(s) and should TENANT fail to execute any such documents or instruments within two (2) weeks after receipt thereof, LANDLORD shall have the right to do so for and on behalf of TENANT as TENANT'S attorney-in-fact. However, LANDLORD hereby agrees that any such document or instrument necessary for the purpose of subordinating this LEASE shall provide that, if this LEASE is in full force and effect, the right to exclusive possession of the PREMISES by the TENANT and all of TENANT'S rights arising out of this LEASE shall not be affected or disturbed by reason of the exercise by anyone of any rights conferred pursuant to any such mortgage(s) or security interest(s). Should any party acquire title to the PREMISES pursuant to the exercise of any rights conferred by such mortgage(s) or security interest(s) this LEASE shall not be terminated or affected due to a foreclosure or sale, or similar proceedings, rather any such party shall be vested with the rights and obligations conferred upon the LANDLORD pursuant to this LEASE. TENANT hereby agrees to attorn to any such mortgagee or other person or entity as its new landlord, and this LEASE shall continue in full force and effect as a direct lease between TENANT and any new landlord, or such other person or entity, upon all agreements, conditions, covenants and terms herein set forth. Further, TENANT hereby agrees that it shall, upon demand by LANDLORD, execute an estoppel certificate, in form and substance satisfactory to LANDLORD, for the purpose of acknowledging any and all terms and conditions contained in this LEASE, acknowledging that no condition of default exists with respect thereto, if true, and acknowledging such other facts and circumstances as LANDLORD may reasonably require.

13.2  Landlord's Additional Covenants and Representations:

The following covenants and representations are made by LANDLORD for the benefit of TENANT.

     13.2.1  Landlord's Title:

     LANDLORD hereby represents that, prior to the COMMENCEMENT DATE, LANDLORD will be the true and lawful owner of LANDLORD'S PROPERTY, the OFFICE BUILDING and the PREMISES and LANDLORD has full power and authority to make and enter into this LEASE.

     13.2.2  Quiet Enjoyment:

     LANDLORD covenants that upon TENANT'S paying the rent and observing and performing all the covenants and conditions of this LEASE on TENANT'S part to be observed and performed, TENANT may peacefully and quietly enjoy the PREMISES, subject to the terms and conditions of the LEASE.

     13.2.3  Underground Parking:

     TENANT shall be entitled to the exclusive use of its PRO RATA SHARE of the total number of automobile parking spaces located in the OFFICE BUILDING'S underground garage parking area; 6 of which shall be free of charge and the others shall be rented at the prevailing rate applicable to all tenants in the OFFICE BUILDING.

     13.2.4  Building Name:

     LANDLORD acknowledges that TENANT occupies the largest premises in the OFFICE BUILDING, that this LEASE is the first lease of space by any tenant in the OFFICE BUILDING and that TENANT'S agreement to execute this LEASE and locate in the OFFICE BUILDING was based in part upon obtaining the right to select the name by which the OFFICE BUILDING will be commonly known during the ORIGINAL TERM and any RENEWAL TERM. Accordingly, LANDLORD grants to TENANT the right to select or approve the name by which the OFFICE BUILDING will be commonly known during the ORIGINAL TERM and any RENEWAL TERM.

     13.2.5  Tenant's Exclusive Use:

     LANDLORD acknowledges that TENANT occupies the largest premises in the OFFICE BUILDING, that this LEASE is the first lease of space by any tenant in the OFFICE BUILDING and that TENANT'S agreement to execute this LEASE and locate in the OFFICE BUILDING was based in part upon obtaining the right to be the only tenant in the OFFICE BUILDING whose primary business is TENANT'S USE. Accordingly, LANDLORD agrees not to execute a lease with any other tenant for space in the OFFICE BUILDING if such tenant is engaged in a business similar to TENANT'S USE. Further, LANDLORD agrees not to permit the assignment or subleasing by any tenant in the OFFICE BUILDING of such tenant's rights under its lease to any party whose business is similar to TENANT'S USE.

SECTION 14:  DEFAULT

14.1  Conditions of Default:

This LEASE is made upon the condition that TENANT shall punctually and faithfully perform all of its covenants and agreements as herein set forth. Specifically, TENANT shall be in default of this LEASE upon the occurrence of any of the following events:

     14.1.1  Monetary Default:

     TENANT fails to pay rent, or additional rent, or any additional charge or amount of money to be paid by TENANT when and as provided in this LEASE, and such failure shall continue uncorrected for a period of ten (10) days after notice: or

     14.1.2  Nonmonetary Default:

     TENANT fails to promptly and fully perform and observe any of the terms and conditions of this LEASE to be performed or observed by TENANT and not relating to the payment of money and if such failure shall continue uncorrected for a period of one (1) month after LANDLORD'S written notice thereof to TENANT, unless any such last-mentioned failure cannot reasonable be corrected within said one (1) month period, provided TENANT shall have commenced in good faith to correct such failure within said one
     (1) month period and shall proceed with all due diligence to continue to correct such failure thereafter: or

     14.1.3  Solvency:

     TENANT suffers any execution, attachment or other order of any court to be issued upon or against the interest of TENANT in this LEASE and the same shall continue for a period of one (1) month after TENANT receives notice thereof; or if TENANT files a petition in bankruptcy or at such time as TENANT voluntarily takes advantage of any bankruptcy, insolvency, or other laws for the relief of debtors, is finally adjudicated bankrupt, or if a petition or an answer is filed proposing the adjudication of TENANT as a bankrupt, then when TENANT shall consent thereto or sixty (60) days after the filing thereof, unless the same shall have been discharged or denied prior thereto; or if TENANT makes an assignment for the benefit of creditors.

14.2  Remedies for Default:

In the event TENANT defaults as set forth in Section 14.1 above, then and in such event, in addition to any and all other rights and remedies allowed by law and equity, LANDLORD may at its option, with notice, declare this LEASE terminated, reenter and take possession of the PREMISES as provided in Section 15 below, and relet the PREMISES, or any part thereof, on such terms, conditions and rental as LANDLORD may be commercially reasonable and apply the proceeds of such reletting, after the deduction of LANDLORD'S costs and expenses, to the rent reserved under this LEASE and hold TENANT liable for any balance of the rent and other charges reserved hereunder which may remain unsatisfied or unpaid.

SECTION 15:  SURRENDER

15.1  Repossess Premises:

Upon the termination of this LEASE, or upon the termination of TENANT'S right to possession of the PREMISES without the termination of this LEASE, TENANT shall surrender possession and vacate the PREMISES immediately, and LANDLORD may reenter into and repossess the PREMISES, and remove all persons and property therefrom in the name manner and with the same right as if this LEASE had not been made.

15.2  Tenant's Property:

Any and all property which may be removed from the PREMISES by LANDLORD pursuant to Section 15.1 above, may be handled, removed, stored or otherwise disposed of by LANDLORD at the sole risk, cost and expense of TENANT, and LANDLORD shall in no event be responsible or liable for the preservation or the safekeeping thereof. TENANT shall pay to LANDLORD, upon demand, any and all expenses incurred by LANDLORD in removing and storing such property. If any property shall remain on the PREMISES or in the possession of LANDLORD, and shall not be retaken by TENANT within a period of one (1) month from and after the time when the PREMISES are either abandoned or vacated by TENANT or repossessed by LANDLORD, said property shall conclusively be deemed to have been forever abandoned by TENANT.

SECTION 16: UNAVOIDABLE DELAYS

16.1 Extraordinary Conditions:

The provisions of this Section 16 shall be applicable if there shall occur, during the ORIGINAL TERM or any RENEWAL TERM thereof, any strikes, lockouts or labor disputes; or inability to obtain labor or materials, or reasonable substitutes therefor beyond the reasonable control of the party obligated to perform; or acts of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty, or other conditions similar or dissimilar to those enumerated above beyond the reasonable control of the party obligated to perform (each of which is hereinafter referred to as an "EXTRAORDINARY CONDITION").

16.2 Excused Nonperformance:

Should LANDLORD or TENANT fail, as a result of any EXTRAORDINARY CONDITION, to perform any obligation on their part to be performed pursuant to this LEASE, such failure shall be excused and not be deemed to be a breach of this LEASE by the party obligated to perform; provided, however, that the party obligated to perform shall have provided the other party to this LEASE with written notice of such event within ten (10) days after the occurrence thereof. Should any right or option of either party to this LEASE to take any action under or with respect to this LEASE be conditioned upon the same being exercised within any prescribed period of time or before a certain date, such prescribed period of time or such certain date shall be deemed to be extended or delayed for a period of time equal to the delay occasioned by such EXTRAORDINARY CONDITION.

SECTION 17: MISCELLANEOUS

17.1 Additional Acts:

The LANDLORD and TENANT hereby mutually agree to execute, acknowledge and deliver any and all such other agreements, documents, and instruments and to do and perform any and all other acts and things as may be reasonably necessary and proper to consummate the transaction contemplated by this LEASE.

17.2 Attorney's Fees:

If any legal action is necessary to enforce the terms and conditions of this LEASE, the prevailing party shall be entitled to its reasonable attorney's fees and costs after all appeals have been exhausted and a judgment is final, which fees and costs shall be in addition to any other relief to which the prevailing party might be entitled.

HAZARDS") located or stored above, around, beneath or upon the PREMISES or LANDLORD'S PROPERTY and shall indemnify, defend and hold TENANT harmless from and against any and all cost, damage, expense or liability whatsoever (including TENANT'S reasonable legal fees) with respect to LANDLORD'S breach of the foregoing representation or such ENVIRONMENTAL HAZARDS not caused by TENANT, its agents, assigns, employees, guests, invitees, subcontractors and successors, other than as set forth in the REPORT. TENANT agrees not to do or permit any activities at the PREMISES or LANDLORD'S PROPERTY which would create or constitute ENVIRONMENTAL HAZARDS and shall indemnify, defend and hold LANDLORD harmless from and against any and all cost, damage, expense or liability whatsoever (including LANDLORD'S reasonable legal fees) with respect to ENVIRONMENTAL HAZARDS created due to the acts or omissions of TENANT, its agents, assigns, employees, guests, invitees, subcontractors and successors.

17.8 Merger and Amendment:

This LEASE, together with all exhibits attached hereto and agreements executed in connection herewith (including exhibits attached thereto) supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the leasing of the PREMISES and contains all of the agreements, covenants and other obligations between the parties hereto with respect to such transactions. No alterations, modifications or waivers of this LEASE Agreement, or any exhibits attached hereto, or any agreements executed in connection herewith (including exhibits attached thereto) shall be valid unless in writing and duly executed by all parties hereto.

17.9 Notices:

Unless otherwise herein specifically provided, all acceptances, consents, demands, elections, notices, offers, requests and other communications required pursuant to this LEASE shall be in writing and shall be either hand-delivered (with appropriate proof of delivery), sent via electronic facsimile (FAX) or sent by certified mail, postage prepaid, return receipt requested. All such notices shall be deemed given as of the date of receipt by the addressee or three (3) days after the date of postmark of mailing, whichever shall first occur. Changes of address shall be designated by written notice. All such notices shall be addressed as follows:

if to LANDLORD:               Place Renaissance, Ltd.
                              c/o Chelm Properties Incorporated
                              31000 Aurora Road
                              Solon, Ohio 44139
                              Attn: Kerry L. Chelm, President
                              (VOX: 216-439-4300)
                              (FAX: 216-439-4371)

if to TENANT:                 Conley, Canitano & Assoc., Inc.
                              Suite 390, Signature Square
                              25201 Chagrin Boulevard

                             Beachwood, Ohio 44122
                             Attn: Nicholas A. Canitano, President
                             (VOX: 216-831-6240)
                             (FAX: 216-831-0317)

with a copy to:              Mays, Karberg & Wachter
                             Suite 250, Corporate Circle
                             30100 Chagrin Boulevard
                             Cleveland, Ohio 44124-5705
                             Attn: Bruce K. Karberg, Esq.
                             (VOX: 216-464-3030)
                             (FAX: 216-765-1258)

17.10  Recording:

This LEASE may not be recorded; however, the parties hereto agree, at the request of either of them, to execute a memorandum of lease or so-called short form lease for recording, containing the names of the parties, the legal description of the PREMISES, the ORIGINAL TERM of this LEASE and any other information necessary for recording purposes.

17.11  Rules:

LANDLORD reserves the right to make such additional rules and regulations which may be needful for the care, cleanliness and safety of the PREMISES, which rules and regulations shall be binding upon the parties hereto as if inserted herein at the time of the execution of this LEASE, provided that such rules and regulations are not inconsistent with the terms and conditions of this LEASE.

17.12  Signs:

LANDLORD shall provide TENANT with a sign or signs which LANDLORD customarily provides to other tenants in the OFFICE BUILDING for the purpose of indicating that TENANT is occupying the PREMISES.

17.13  Successors and Assigns:

It is agreed that each and every agreement, condition, covenant and term herein contained will extend to and be binding upon the respective administrators, assigns, executors, heirs, representatives and successors of this parties hereto.

17.14  Waiver:

No receipt of money by the LANDLORD from the TENANT with knowledge of the breach of any condition, covenant or provision of this LEASE, or after the termination hereof, or after final judgment for possession of the PREMISES, shall be deemed to be a waiver of any such breach, nor shall it reinstate, continue or extend the ORIGINAL TERM or any RENEWAL TERM hereof, or effect any notice, demand, or suit. Any waiver or release by either LANDLORD or TENANT must be in writing and must be signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this OFFICE LEASE BETWEEN PLACE RENAISSANCE, LTD., AND CONLEY, CANITANO & ASSOC., INC., as of the month, day and year first written above.

                                       L A N D L O R D :

Signed in the presence of the          Place Renaissance, Ltd.
following witnesses as to the          a limited liability company formed
parties executing as LANDLORD:         pursuant to the Laws of the State of Ohio

                                       by: Chelm Properties IIIK, Ltd.
                                             its Managing Member

/s/ Bruce Karberg
                                         by: /s/ Kerry L. Chelm
                                             Kerry L. Chelm
                                             its Managing Member

/s/ (Illegible)


                                       T E N A N T :

Signed in the presence of the          Conley, Canitano & Assoc., Inc.,
following witnesses as to both         a profit corporation formed pursuant
parties executing as TENANT:           to the laws of the State of Ohio


/s/ Bruce Karberg

                                         by: /s/ Nicholas A. Canitano
                                             Nicholas A. Canitano, President

/s/ Patricia Melewski

11/17/97

                              AMENDMENT TO LEASE

        AGREEMENT, made this 21 day of November, 1997, by and between Place Renaissance, Ltd., an Ohio limited liability company, ("Landlord") and Conley, Canitano & Assoc., Inc., an Ohio profit corporation, ("Tenant").

                                 WITNESSETH:

        WHEREAS, by Lease dated January 3, 1997 Landlord leased to Tenant certain space located on the second and third floors of the building at 5800 Landerbrook Drive, Mayfield Heights, Ohio 44124, containing approximately 17,235 square feet of space (the "Leased Premises").

        WHEREAS, Landlord and Tenant have agreed to add additional square footage to the Tenant's Demised Premises as hereinafter provided;

        NOW THEREFORE, the parties hereby mutually covenant and agree as follows:

        1. Beginning on July 1, 1998, the Premises will be expanded to include an additional 8,434 square feet of rentable space for a total square footage of 25,669 square feet.

        2. Rent for the additional 8,434 square feet shall be an amount equal to $15.50 per square foot per year. This amount shall be adjusted on the Rent Adjustment Date and each anniversary thereof per the terms of section 3.2 of the original Lease dated January 3, 1997.

        3. Beginning on July 1, 1998, Tenant's Pro Rata Share of Operating Costs in section 3.3 of the Lease dated January 3, 1997 shall be changed from 66 2/3% to 100%.

        4. Tenant shall receive an allowance of $19.15 for each square foot of space contained in the first floor of space in the Premises based on approximately 8,434 square feet. Any costs for tenant Improvements in excess of said allowance shall be paid by Tenant. Landlord and Tenant agree that the plans and specifications for the Tenant Improvements will be itemized in writing, which writing will be signed by Landlord and Tenant and attached as an exhibit to this Amendment prior to the commencement of construction.

        5. Except as herein otherwise provided, in all other respects, the terms and conditions contained in the

Lease dated January 3, 1997 shall remain in full force and effect during the remaining term of the Lease.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands this 24th day of November, 1997, as to Landlord and the 21st day of November, 1997 as the Tenant.



Signed in the Presence of:                   LANDLORD: PLACE RENAISSANCE, LTD.



/s/ Keith Arek                               /s/ Kerry Cheln
--------------------------------             --------------------------------



/s/ Barbara Bell                             Managing Member
--------------------------------             --------------------------------



Signed in the Presence of:                   TENANT; CONLEY, CANITANO &
                                             ASSOC., INC.


/s/ Vicki R. Polley                          /s/ Karen W. Conley
--------------------------------             --------------------------------



/s/ P. Kapelle                               Executive Vice President
--------------------------------             --------------------------------



STATE OF OHIO      )
                   ) SS.

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